ITT EDUCATIONAL SERVICES, INC.






                                    BY-LAWS






                  As Amended and Restated September 26, 1997

                               TABLE OF CONTENTS

                                                                          PAGE


ARTICLE I  OFFICES 1
    SECTION 1.  REGISTERED OFFICE 1
    SECTION 2.  OTHER OFFICES 1
    SECTION 3.  CHANGE OF LOCATION 1

ARTICLE II  MEETINGS OF STOCKHOLDERS 1
    SECTION 1.  PLACE OF MEETINGS 1
    SECTION 2.  ANNUAL MEETING 1
    SECTION 3.  SPECIAL MEETINGS 1
    SECTION 4.  NOTICE OF MEETINGS 1
    SECTION 5.  QUORUM 1
    SECTION 6.  VOTING OF STOCK 2
    SECTION 7.  LIST OF STOCKHOLDERS 2
    SECTION 8.  CONDUCT OF MEETING; BUSINESS 2
    SECTION 9.  PROXIES 3
    SECTION 10.  INSPECTORS 3
    SECTION 11.  NO WRITTEN CONSENT 3

ARTICLE III  DIRECTORS 3
    SECTION 1.  NUMBER 3
    SECTION 2.  NOMINATIONS 3
    SECTION 3.  DUTIES AND POWERS 4
    SECTION 4.  PLACE OF MEETING 4
    SECTION 5. ANNUAL MEETING 4
    SECTION 6.  REGULAR MEETINGS 4
    SECTION 7.  SPECIAL MEETINGS 4
    SECTION 8.  NOTICE OF MEETINGS 4
    SECTION 9.  QUORUM AND VOTING 5
    SECTION 10.  ACTION WITHOUT A MEETING 5
    SECTION 11.  TELEPHONIC PARTICIPATION 5
    SECTION 12.  BOOKS 5
    SECTION 13.  COMPENSATION 5
    SECTION 14.  VACANCIES 5
    SECTION 15.  REMOVAL 5
    SECTION 16.  ORGANIZATION 5
    SECTION 17.  STANDING COMMITTEES 5
    SECTION 18.  OTHER COMMITTEES 6
    SECTION 19.  RESIGNATION 6

ARTICLE IV  OFFICERS 7
    SECTION 1.  GENERAL 7
    SECTION 2.  ELECTION 7
    SECTION 3.  OTHER OFFICERS 7
    SECTION 4.  CHAIRMAN OF THE BOARD 7
    SECTION 5.  PRESIDENT 7
    SECTION 6.  VICE PRESIDENT 7
    SECTION 7.  SECRETARY AND ASSISTANT SECRETARIES 7
    SECTION 8.  CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS 7

ARTICLE V  CAPITAL STOCK 8
    SECTION 1.  FORM AND SIGNATURE 8
    SECTION 2.  LOST, STOLEN OR DESTROYED CERTIFICATES 8
    SECTION 3.  TRANSFER OF SHARES 8
    SECTION 4.  REGISTERED STOCKHOLDERS 8
    SECTION 5.  REGULATIONS 8
    SECTION 6.  RECORD DATE 8

ARTICLE VI  NOTICES 9
    SECTION 1.  NOTICES 9
    SECTION 2.  WAIVER OF NOTICE 9

ARTICLE VII  INDEMNIFICATION 9
    SECTION 1.  NATURE OF INDEMNITY 9
    SECTION 2.  SUCCESSFUL DEFENSE 10
    SECTION 3.  DETERMINATION THAT INDEMNIFICATION IS PROPER 10
    SECTION 4.  ADVANCE PAYMENT OF EXPENSES 10
    SECTION 5.  PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS 10
    SECTION 6.  SURVIVAL; PRESERVATION OF OTHER RIGHTS 10
    SECTION 7.  INSURANCE 11
    SECTION 8.  SEVERABILITY 11

ARTICLE VIII  GENERAL PROVISIONS; DIVIDENDS 11
    SECTION 1.  DIVIDENDS 11
    SECTION 2.  CHECKS 11
    SECTION 3.  FISCAL YEAR 11
    SECTION 4.  SEAL 11
    SECTION 5.  GENERAL AND SPECIAL BANK ACCOUNTS 12
    SECTION 6.  LOANS 12
    SECTION 7.  EXECUTION OF DOCUMENTS 12

ARTICLE IX  AMENDMENTS OF BY-LAWS 12
ARTICLE X  CONSTRUCTION  12

                        ITT EDUCATIONAL SERVICES, INC.
                           (a Delaware Corporation)
                                    BY-LAWS



                                   ARTICLE I

                                    OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of ITT Educational Services, Inc. (the "Corporation") in the State of Delaware and the name of the registered agent at such address shall be as specified in the Corporation's Amended and Restated Certificate of Incorporation, or as subsequently changed as specified in the most recent certificate of change filed pursuant to law.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

     SECTION 3. CHANGE OF LOCATION. In the manner permitted by law, the Board or the Corporation's registered agent may change the address of the Corporation's registered office in the State of Delaware and the Board may make, revoke or change the designation of the registered agent.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. All meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETING. Annual meetings of stockholders, at which they shall elect by a plurality vote a Board and transact such other business as may properly be brought before the meeting, shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver thereof.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be called at any time, for any purpose or purposes, by the Chairman of the Board, the President or a majority of the Board.

     SECTION 4. NOTICE OF MEETINGS. Except as otherwise expressly required by law, written or printed notice of each annual and special meeting of stockholders stating the place, date and hour of the meeting, and, in the case of a special meeting of the stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation, unless he shall file with the Secretary of the Corporation a written request that notices to him be mailed to some other address.

     SECTION 5. QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 6. VOTING OF STOCK. Except as is otherwise required by law, the Amended and Restated Certificate of Incorporation or these By-laws, each holder of record of shares of stock of the Corporation having voting powers shall be entitled, at each meeting of the stockholders, to one vote for every share of such stock standing in his or her name on the record of stockholders of the Corporation and, if a quorum is present and unless otherwise required by the Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders.

     SECTION 7. LIST OF STOCKHOLDERS. At least ten (10) days before each meeting of stockholders, the Secretary or agent having charge of the stock transfer book shall make a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each. Such list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder for a period of ten (10) days prior to such meeting, for any purpose related to the meetings, at any time during usual business hours. Such list shall be produced and kept open at the time and place of meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

     SECTION 8. CONDUCT OF MEETING; BUSINESS. The Chairman of the Board shall preside at all meetings of the stockholders. If the Chairman has not been elected or is not present, then the President shall preside. The Secretary of the Corporation, or in his absence, an Assistant Secretary, if any, shall act as Secretary of every meeting, but if neither the Secretary nor the Assistant Secretary is present the Chairman or the President (as the case may be) shall appoint a secretary of the meeting.

         No business may be conducted at a meeting of the stockholders other than business that is either (a) specified in the written notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the President, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the President, or (c) otherwise properly brought before the meeting by or on behalf of a stockholder of record of the Corporation (i) who shall have been a stockholder of record at the time of giving of the notice provided for in this Section 8 and who shall continue to be a stockholder of record on the record date for such meeting and on the meeting date and who shall be entitled to vote thereat, and (ii) who complies with the procedures set forth in this Section 8 with respect to any business sought to be brought before such meeting by or on behalf of such stockholder other than the election of directors and with the provisions set forth in Section 2 of ARTICLE III of these By-laws with respect to the election of directors. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) no fewer than seventy (70) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of' the stockholders of the Corporation, or (b) in the case of a special meeting or in the event that the annual meeting is called for a date that is more than thirty
(30) days earlier or more than sixty (60) days later than such anniversary date, notice by the stockholder to be timely given must be so received not later than the close of business on the 10{th} day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. To be in proper written form, such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of capital stock of the Corporation held of record, owned beneficially or represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to present such stockholder's proposal, (e) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Proxy Rules") and (f) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at a meeting of stockholders except in accordance with this Section 8, and the presiding officer of any meeting of stockholders may refuse to permit any business to be brought before a meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (f) of the second preceding sentence.

     SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

     SECTION 10. INSPECTORS. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may appoint one or more inspectors. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and the fact of proxies, and shall receive votes, ballots or consents herein, determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector on an election of directors. Inspectors need not be stockholders.

     SECTION  11.   NO  WRITTEN  CONSENT.   No  action shall be  taken  by  the
stockholders of the Corporation except at an annual or special meeting of stockholders.


                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. NUMBER. The Board shall consist of at least three (3), but no more than twenty (20) directors, as shall be fixed from time to time by the affirmative vote of a majority of the entire Board of Directors; PROVIDED, HOWEVER, that no decrease in the number comprising the entire Board made pursuant to this Section 1 shall shorten the term of any incumbent director. As provided by ARTICLE V of the Amended and Restated Certificate of Incorporation, the directors shall be divided into three classes and the number of directors in each such class shall be as set forth therein. Unless otherwise provided by the Amended and Restated Certificate of Incorporation, successors to each class of directors shall be elected for a three-year term at the annual meeting for the year in which the term of such class of directors expires and each such director elected shall hold office for a term continuing until the annual meeting held in the third year following the year of his or her election and until his or her successor is duly elected and qualified or until his or her resignation, death or removal; provided, that in the event of failure to hold such an annual meeting or to hold such election at such meeting, the election of directors may be held at any special meeting of the stockholders called for that purpose.

     SECTION 2. NOMINATIONS. Nominations of persons for election as directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder of the Corporation who is a stockholder of record at the time of the giving of the notice of nomination provided for in this Section 2 who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such stockholder's intent to make such nomination is given in accordance with the procedures for bringing business before the meeting set forth in ARTICLE II, Section 8 of these By-laws, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than seventy (70) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice by the stockholder must be so delivered or received not earlier than the 90{th} day prior to such annual meeting and not later than the close of business on the later of the 70{th} day prior to such annual meeting or the 10{th} day following the day on which public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the 90{th} day prior to such special meeting and not later than the close of business on the later of the 60{th} day prior to such special meeting or the 10{th} day following the day on which public announcement of the date of the special meeting is first made and of the nominees to be elected at such meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the Proxy Rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The presiding officer of any meeting of stockholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder's nominee(s) without the stockholder having made the representation required by clause (f) of the preceding sentence.

     SECTION 3. DUTIES AND POWERS. The business affairs of the Corporation shall be managed by its Board which may exercise all such powers of the Corporation including all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

     SECTION 4. PLACE OF MEETING. Meetings of the Board, regular or special, may be held either within or without the State of Delaware.

     SECTION 5. ANNUAL MEETING. The first meeting of each newly elected Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the consent in writing of all of the directors.

     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, if one shall have been elected, the President of the Corporation or by a majority of the entire Board.

     SECTION 8. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Except as otherwise required by the By-laws, neither the business to be transacted at, nor the business or the purpose of, any regular or special meeting of the Board may be specified in the notice or waiver of notice of such meeting. Notice of such meeting shall be mailed, postage prepaid, to each director addressed to him or her at his or her address or usual place of business by first class mail, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by facsimile, overnight courier, telex, or be delivered to him or her personally or by telephone, at least twenty-four (24) hours before the time at which such meeting is to be held.

     SECTION 9. QUORUM AND VOTING. A majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Amended and Restated Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by statute or by the Amended and Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting to another time and place. Notice of the time and place of any adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and an individual director shall have no authority to act except through the Board.

     SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent in writing, and the writing or writings setting forth actions so taken are filed with the minutes of the proceeding or committee, as the case may be.

     SECTION 11. TELEPHONIC PARTICIPATION. One or more members of the Board, or any committee designated by the Board, may participate in a meeting of such Board, or committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting pursuant to this Section shall constitute presence in person at the meeting.

     SECTION 12. BOOKS. The directors may keep the books of the Corporation, except as such are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

     SECTION 13. COMPENSATION. The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

     SECTION 14. VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal from office, retirement or other cause shall be filled solely by the affirmative vote of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director's successor shall have been duly elected and qualified.

     SECTION 15. REMOVAL. Any director may be removed from office with cause, by an affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Any director may be removed from office with cause by the affirmative vote of a majority of the members of the Board, other than the director who is subject to a removal vote.

     SECTION 16. ORGANIZATION. The Board may appoint one of its members as Chairman of the Board. The Chairman of the Board (or if there be no Chairman or in his or her absence, the President) shall preside over all meetings of the Board and stockholders.

     SECTION 17. STANDING COMMITTEES. By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on the Standing Committees established hereunder. Each Standing Committee shall be comprised of such number of Directors, not less than two, as shall be elected to such Committee, provided that no officer or employee of the Corporation shall be eligible to serve on the Audit and Corporate Governance, Compensation or Nominating Committees. Each Committee shall keep a record of all its proceedings and report the same to the Board. One-third of the members of a Committee, but not less than two, shall constitute a quorum, and the act of a majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of the Committee. Each Standing Committee shall meet at the call of its chairperson or any two of its members. The chairpersons of the various Committees shall preside, when present, at all meetings of such Committees, and shall have such powers and perform such duties as the Board may from time to time prescribe. The Standing Committees of the Board, and functions of each, are as follows:

         (a) AUDIT AND CORPORATE GOVERNANCE COMMITTEE. The Audit and Corporate Governance Committee will support the independence of the Company's external and internal auditors and the objectivity of the Company's financial statements. The Audit and Corporate Governance Committee will (a) review the Company's principal policies for accounting, internal control and financial reporting, (b) recommend to the Company's Board of Directors the engagement or discharge of the external auditors, (c) review with the external auditors the plan, scope and timing of their audit, (d) review the auditors' fee and, after completion of the audit, review with management the external auditors' report,
(e) review and consider major claims and litigation as well as legal, regulatory and related governmental policy matters affecting the Company, (f) review and approve management policies and programs relating to compliance with legal and regulatory requirements, business ethics and environmental matters and (g) review and define the Company's social responsibilities, including issues of significance to the Company, its shareholders, employees and customers. The Audit and Corporate Governance Committee will also review, before publication, the annual financial statements of the Company, the independence of the external auditors, the adequacy of the Company's internal accounting control system, and the Company's policies on business integrity and ethics and conflicts of interest. The Audit and Corporate Governance Committee will also perform a number of other review functions related to auditing the financial statements and internal controls.

         (b)  COMPENSATION COMMITTEE.   The  Compensation  Committee  will  (a)
review and make recommendations to the Company's Board of Directors with respect to the direct and indirect compensation and employee benefits of the Chairman and other elected officers of the Company, (b) review, administer and make recommendations to the Company's Board of Directors with respect to any incentive plans and bonus plans that include elected officers and (c) review the company's policies relating to the compensation of senior management and other employees. In addition, the Committee will review management's long-range planning for executive development and succession, establish and periodically review policies on perquisites and perform certain other review functions relating to management compensation and employee relations policies.

         (c) NOMINATING COMMITTEE. The Nominating Committee will make recommendations concerning the organization, size and composition of the Board of Directors and its Committees, propose nominees for election to the Board and its Committees and consider the qualifications, compensation and retirement of directors.

     SECTION 18. OTHER COMMITTEES. By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees, Standing or otherwise, as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with the laws of Delaware, the Amended and Restated Certificate of Incorporation and these By-laws.

     SECTION 19. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal executive officer of the Corporation addressed to the President, Secretary or the Chairman of the Board. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman of the Board, the President or the Secretary.


                                  ARTICLE IV

                                   OFFICERS

     SECTION 1. GENERAL. The officers of the Corporation shall be chosen by the Board and may be a Chairman of the Board, President, Vice President, a Secretary and a Chief Financial Officer and as otherwise required by law. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION. The Board at its first meeting after each annual meeting and from time to time, as vacancies occur, shall elect officers, none of whom need be a member of the Board, who shall exercise such powers and perform such duties as shall be set forth in these By-laws and as determined from time to time by the Board; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board may be removed with or without cause at any time by the Chairman, the President or a majority of the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The salaries of all officers of the Corporation shall be fixed by the Board.

     SECTION 3. OTHER OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

     SECTION 5. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation, shall have general direction of the business of the Corporation, and shall authorize the other officers of the Corporation to exercise such powers as he or she, in his or her discretion, may deem to be in the best interest of the Corporation. He or she shall see that all orders and resolutions of the Board are carried into effect and shall do and perform such other duties as may from time to time be assigned to him or her by the Board. If there be no Chairman of the Board or in his or her absence, the President shall preside at all meetings of the Board of Directors and the stockholders.

     SECTION 6. VICE PRESIDENT. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board, shall, in the absence or disability of the President, perform the duties and have such other powers as the Board may from time to time prescribe.

     SECTION 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board in accordance with the By-laws and as required by law, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he or she shall be. He or she shall have custody of the records and corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 8. CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS. The Chief Financial Officer shall be the Treasurer of the Corporation, shall have the custody and charge of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and shall perform such other duties as the Board may from time to time prescribe. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.


                                   ARTICLE V

                                 CAPITAL STOCK

     SECTION 1. FORM AND SIGNATURE. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Chief Financial Officer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person(s) to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer on the date of its issue.

     SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation and/or the Board may require the owner of such lost, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or issuance of any such new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

     SECTION 3. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation, if any, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon books of the Corporation.

     SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owners of shares, and shall not be bound to recognize any equitable or legal claim or claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     SECTION 5. REGULATIONS. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with the By-laws, as it may deem expedient concerning the issue, transfer and registration of the certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

     SECTION 6. RECORD DATE. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitlements to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.


                                  ARTICLE VI

                                    NOTICES

     SECTION 1. NOTICES. Whenever, under the provisions of law or of the Corporation's Amended and Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, or with an overnight express service, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to the directors shall also be deemed to have been duly given if delivered by telegram, telecopier (transmission confirmed) or hand delivery.

     SECTION 2. WAIVER OF NOTICE. Whenever a notice is required to be given by any provision of law or under the provisions of the Amended and Restated Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting, the lack of notice thereof to him or her, and any director attending a meeting of the Board without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.


                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this ARTICLE VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     SECTION 3. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a director or officer of the Corporation under Section 1 of this ARTICLE VII (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 of this ARTICLE VII. Any indemnification of an employee or agent of the Corporation under Section I of this ARTICLE VII (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this ARTICLE VII. Any such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     SECTION 4. ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
ARTICLE VII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The Board may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     SECTION 5. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director or officer of the Corporation under Section 1 of this ARTICLE VII, or advance of costs, charges and expenses to a director or officer under Section 4 of this ARTICLE VII, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE VII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this ARTICLE VII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this ARTICLE VII, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this ARTICLE VII, nor the fact that there has been an actual determination by the Corporation (including its Board, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

         The indemnification provided by this ARTICLE VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VII.

     SECTION 8. SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                 ARTICLE VIII

                         GENERAL PROVISIONS; DIVIDENDS

     SECTION 1. DIVIDENDS. Subject to the provisions of the Amended and Restated Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Amended and Restated Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 2. CHECKS. All checks, drafts, bills, demands for money and notes of the Corporation or other orders or payment of money shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate and, in the absence of such designation, such checks, drafts, bills, demands for money and notes of the Corporation or other orders or payment of money shall be signed by the President, Chief Financial Officer or any Vice President of the Corporation.

     SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board.

     SECTION 4. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware" and the date of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     SECTION 5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

     SECTION 6. LOANS. Such of the officers of the Corporation as shall be designated from time to time by any resolution adopted by the Board of Directors and included in the minute book, and in the absence of any such designation, the President, Chief Financial Officer or any Vice President of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral and to execute such notes, bonds, debentures or other evidences of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith.

     SECTION 7. EXECUTION OF DOCUMENTS. The President or any Vice President of the Corporation may, in the Corporation's name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors, unless otherwise directed by the Board of Directors, otherwise provided herein or in the Corporation's Amended and Restated Certificate of Incorporation, or as otherwise required by law.


                                  ARTICLE IX

                             AMENDMENTS OF BY-LAWS

     The Board shall have the express power, without a vote of stockholders, to adopt any By-law, and to amend, alter or repeal the By-laws of the Corporation, except to the extent that the By-laws or the Amended and Restated Certificate of Incorporation otherwise provide. The Board may exercise such power upon the affirmative vote of a majority of the entire Board. Stockholders may adopt any By-law, or amend, alter or repeal the By-laws of the Corporation, upon the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding voting shares of the Corporation, voting together as a single class.


                                   ARTICLE X

                                 CONSTRUCTION

     In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Amended and Restated Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Amended and Restated Certificate of Incorporation shall be controlling.
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